Exhibit 99.1

NRG Yield, Inc. Reports First Quarter 2018 Financial Results

•	Closed the Drop Down acquisition of Buckthorn Solar from NRG Energy, Inc. (NYSE: NRG)

•	Maintaining 2018 financial guidance

•	Refinanced the $495 million Revolving Credit Facility; extended maturity and improved cost of borrowing

•	Declared 3.7% quarterly dividend increase to $0.309 per share in second quarter 2018; continue to target annualized dividend per share growth of 15% through 2018

•	Transaction with Global Infrastructure Partners (GIP) remains on track to close in the second half of 2018

PRINCETON, NJ — May 3, 2018 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported first quarter 2018 financial results including Adjusted EBITDA of $189 million, Cash from Operating Activities of $65 million, and Cash Available for Distribution (CAFD) of $(4) million.

"With the GIP transaction remaining on schedule to close in the second half of the year, we continue to execute across the Company through ongoing growth with the closing of both the Buckthorn Solar and City of Tulare fuel cell acquisitions and the refinancing of NRG Yield's revolving credit facility," said Christopher Sotos, NRG Yield's President and Chief Executive Officer. “Despite lower than expected wind resource during the first quarter, the Company's results were in line with seasonal expectations and we are pleased to announce an increase in the quarterly dividend leaving NRG Yield on track to deliver 15% dividend per share growth through 2018.”

Overview of Financial and Operating Results

Segment Results1

Table 1: Net (Loss)/Income

($ millions)	Three Months Ended
Segment	3/31/18	3/31/17
Conventional	27	20
Renewables	(8)	(3)
Thermal	8	6
Corporate	(27)	(25)
Net Loss	—	(2)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended
Segment	3/31/18	3/31/17
Conventional	66	62
Renewables	112	113
Thermal	16	15
Corporate	(5)	(4)
Adjusted EBITDA	189	186

1 In accordance with GAAP, 2017 results have been recast to include the Buckthorn Solar Drop Down Asset and November 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended
($ millions)	3/31/18	3/31/17
Cash from Operating Activities	65	64
Cash Available for Distribution (CAFD)	(4)	—

For the first quarter of 2018, NRG Yield reported Adjusted EBITDA of $189 million, Cash from Operating Activities of $65 million, and CAFD of $(4) million. First quarter Adjusted EBITDA results were higher than 2017 primarily due to growth in the business-renewable focused distributed solar partnerships, higher availability at the El Segundo Energy Center, and favorable results in the solar portfolio, partially offset by lower wind production in 2018 versus first quarter 2017. CAFD results were lower than 2017 primarily due to lower wind production and lower distributions from unconsolidated affiliates, partially offset by the acquisition of the 25% interest in NRG Wind TE Holdco.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended
	3/31/18	3/31/17
Equivalent Availability Factor (Conventional)	85.0%	83.7%
Renewables Generation Sold (MWh)	1,616	1,677
Thermal Generation Sold (MWht)[2]	626	578

In the first quarter of 2018, generation in the Renewables segment was below median expectations and 4% lower than the first quarter of 2017, primarily due to lower wind resources across the portfolio.

Liquidity and Capital Resources

Table 5: Liquidity3

($ millions)	3/31/18	12/31/17
Cash and Cash Equivalents:
NRG Yield, Inc. and NRG Yield LLC	40	24
Subsidiaries	133	124
Restricted Cash:
Operating Accounts	38	25
Reserve Accounts	66	143
Total Cash	277	316
Revolver Availability	353	366
Total Liquidity	630	682

Total liquidity as of March 31, 2018 was $630 million, a decrease of $52 million from December 31, 2017. This reflects a decrease in total cash of $39 million4 resulting primarily from the acquisition of Buckthorn Solar and common stock dividends paid. Revolver availability during the same period decreased by $13 million due to draws related to the acquisition of Buckthorn Solar offset by decreases in issued letters of credit.

2 Also includes Thermal MWh sold
3 In accordance with GAAP, 2017 results have been recast to include the Buckthorn Solar Drop Down and November 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period
4 See Appendix A-4 Sources and Uses of Cash and Cash Equivalents for Three Months Ended March 31, 2018

Potential future sources of liquidity include excess operating cash flow in the business, the $150 million at-the-market (ATM) program, of which $99 million remained available as of May 3, 2018, and availability under the corporate revolver. During the first quarter of 2018, the Company sold 936,662 shares of Class C common stock under the ATM program raising gross proceeds of approximately $16 million5.

Strategic Sponsorship with Global Infrastructure Partners (GIP)

On February 6, 2018, GIP entered into a purchase and sale agreement with NRG for the acquisition of NRG's full ownership interest in NRG Yield and NRG's renewable energy development and operations platform consisting of a robust pipeline of over 6.4 GW of backlog and development projects, as well as operational oversight of 2.4 GW across 17 states (the "NRG Transaction"). In connection with the NRG Transaction, NRG Yield entered into a Consent and Indemnity Agreement (the "C&I Agreement") with NRG and GIP setting forth the key terms and conditions of NRG Yield's Corporate Governance, Conflicts, and Nominating Committee's consent to the NRG Transaction. Refer to the Company's press release on February 7, 2018 for further details.

The NRG Transaction is subject to certain closing conditions, including customary legal and regulatory approvals. NRG Yield expects the NRG Transaction to close in the second half of 2018.

Growth Investments

Closed the Buckthorn Solar Drop Down Asset Transaction with NRG

On March 30, 2018, the Company acquired the 154 MW Buckthorn Solar utility-scale project from NRG for cash consideration of $42 million, plus assumed non-recourse debt of approximately $131 million6. Buckthorn Solar will sell power under a 25-year PPA to the City of Georgetown, Texas starting in July 2018 when it is expected to achieve commercial operation. The purchase price was funded via revolver borrowings and cash on hand and is expected to deliver approximately $4 million7 of average annual CAFD beginning in 2019.

Acquired City of Tulare Fuel Cell Project

On April 18, 2018, the Company acquired the 2.8 MW Central CA Fuel Cell project located in Tulare, CA from FuelCell Energy, Inc. for $11 million. The project will sell electricity under a 20-year PPA with the City of Tulare and does not have project level non-recourse debt. The purchase price was funded via cash on hand and is expected to deliver approximately $1.2 million8 of average annual CAFD.

Investment Partnerships with NRG Energy

During the first quarter of 2018, NRG Yield invested approximately $6 million in the existing business-renewable focused distributed solar partnerships bringing total capital invested to $215 million9 in the distributed solar investment partnerships. As of March 31, 2018, through the existing partnership agreements, NRG Yield owns approximately 262 MW10 of distributed solar capacity with a weighted average contract life by CAFD of approximately 19 years.

University of Pittsburgh Medical Center (UPMC) Thermal Project and Non-Recourse Thermal Financing

On October 31, 2016, NRG Business Services LLC, a subsidiary of NRG, and NRG Energy Center Pittsburgh LLC (NECP), a subsidiary of NRG Yield, entered into an Engineering, Procurement, and Construction (EPC) agreement for the construction of an 80 MWt district energy system for NECP to provide steam, chilled water and emergency backup power service to UPMC. The initial term of the energy services agreement (under fixed capacity payments) with UPMC will be for a period of twenty years from the service commencement date. Pursuant to the terms of the EPC Agreement, NECP shall pay NRG Business Services LLC $88 million, subject to adjustment based upon certain conditions in the EPC Agreement, $84 million of which will be paid at
5 $6 million of proceeds settled in the second quarter of 2018
6 Estimated debt balance at term conversion in the second quarter of 2018
7 CAFD average over the 5-year period from 2019-2023
8 CAFD average over the 5-year period from 2019-2023
9 Excludes $26 million for 14 MW of residential solar leases acquired outside of partnerships
10 Based on cash to be distributed; excludes 14 MW of residential solar leases acquired outside of partnership substantial completion and $4 million of which will be paid at final completion. The project is expected to achieve commercial operations in the second quarter of 2018.

In connection with the UPMC project, NRG Energy Center Minneapolis LLC established shelf facilities for the anticipated issuances of $70 million of Series E notes and $10 million of Series F notes. The proceeds from the notes, if issued, will be utilized to make payments with respect to the EPC Agreement described above. The UPMC project, net of non-recourse financing, is expected to deliver approximately $4 million11 in annual average CAFD starting in 2019.

Financing Updates

Refinancing of the Revolving Credit Facility

On April 30, 2018, the Company closed the refinancing of the $495 million revolving credit facility, which extends the maturity of the facility to April 28, 2023 and decreases the Company's overall cost of borrowing at current leverage levels by 75 basis points to LIBOR + 175 basis points. The refinancing was led by JPMorgan Chase Bank as Sole Lead Arranger and the bank group continues to include eleven financial institutions. The facility will continue to be used for general corporate purposes including corporate working capital needs due to seasonality, financing of future acquisitions, and posting letters of credit.

Quarterly Dividend Update

On April 24, 2018, NRG Yield’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.309 per share (approximately $1.24 per share annualized) payable on June 15, 2018, to stockholders of record as of June 1, 2018. This equates to a 3.7% increase over the prior quarter.

Seasonality

NRG Yield’s quarterly operating results are impacted by seasonal factors, as well as variability in renewable energy resources. The majority of NRG Yield’s revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•	Higher summer capacity prices from conventional assets;

•	Higher solar insolation during the summer months;

•	Higher wind resources during the spring months;

•	Debt service payments which are made either quarterly or semi-annually; and

•	Timing of maintenance capital expenditures and the impact of both unforced and forced outages.

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distribution on a quarterly basis.

2018 Financial Guidance

NRG Yield is maintaining 2018 full year financial guidance. This financial guidance does not include growth investments under evaluation or not yet completed. Financial guidance continues to be based on median renewable energy production estimates.

($ millions)	2018 Full Year Guidance
Net Income	125
Adjusted EBITDA	950
Cash from Operating Activities	599
Cash Available for Distribution (CAFD)	280
11 CAFD average over the 5-year period from 2019-2023

NRG Yield is targeting dividend per share growth of 15% annually on each of its Class A and Class C common stock through 2018.

Earnings Conference Call

On May 3, 2018, NRG Yield will host a conference call at 9:15 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit www.nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding our Net Income, Adjusted EBITDA, Cash from Operating Activities, cash available for distribution, the satisfaction of the conditions to the Company’s consent to the sale by NRG Energy, Inc. of its interests in the Company, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG Yield, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful mergers and acquisitions activity, potential risks to the company as a result of NRG’s sale of its ownership interest in the Company, including the inability to meet certain deadlines, failure of the conditions to be met, unanticipated liabilities in connection with the sale or the reaction of customer, partners or lenders to the transaction, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to close drop down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, May 3, 2018, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.
# # #
Contacts:

Media:             Investors:
Sheri Woodruff        Kevin L. Cole, CFA

609.524.4608        609.524.4526

Marijke Shugrue        Lindsey Puchyr
609.524.5262        609.524.4527

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except per share amounts)	2018	2017
Operating Revenues
Total operating revenues	$225	$221
Operating Costs and Expenses
Cost of operations	89	85
Depreciation and amortization	81	77
General and administrative	5	4
Acquisition-related transaction and integration costs	1	1
Total operating costs and expenses	176	167
Operating Income	49	54
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	4	19
Other income, net	1	1
Loss on debt extinguishment	—	(2)
Interest expense	(55)	(75)
Total other expense, net	(50)	(57)
Loss Before Income Taxes	(1)	(3)
Income tax benefit	(1)	(1)
Net Loss	—	(2)
Less: Pre-acquisition net income of Drop Down Assets	4	13
Net Loss Excluding Pre-acquisition Net Income of Drop Down Assets	(4)	(15)
Less: Loss attributable to noncontrolling interests	(20)	(12)
Net Income (Loss) Attributable to NRG Yield, Inc.	$16	$(3)
Earnings (Loss) Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	65	63
Earnings (Loss) per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.16	$(0.03)
Dividends Per Class A Common Share	0.298	0.26
Dividends Per Class C Common Share	$0.298	$0.26

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended March 31,
(In millions)	2018	2017
Net Loss	$—	$(2)
Other Comprehensive Gain, net of tax
Unrealized gain on derivatives, net of income tax expense of $3 and $1	17	6
Other comprehensive gain	17	6
Comprehensive Income	17	4
Less: Pre-acquisition net income of Drop Down Assets	4	13
Less: Comprehensive loss attributable to noncontrolling interests	(11)	(9)
Comprehensive Income Attributable to NRG Yield, Inc.	$24	$—

NRG YIELD, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	March 31, 2018	December 31, 2017
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$173	$148
Restricted cash	104	168
Accounts receivable — trade	82	95
Inventory	39	39
Notes receivable	9	13
Prepayments and other current assets	18	19
Total current assets	425	482
Property, plant and equipment, net	5,340	5,410
Other Assets
Equity investments in affiliates	1,169	1,178
Intangible assets, net	1,210	1,228
Derivative instruments	16	1
Deferred income taxes	129	128
Other non-current assets	73	62
Total other assets	2,597	2,597
Total Assets	$8,362	$8,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$698	$339
Accounts payable — trade	40	46
Accounts payable — affiliate	54	49
Derivative instruments	9	18
Accrued expenses and other current liabilities	58	88
Total current liabilities	859	540
Other Liabilities
Long-term debt	5,261	5,659
Derivative instruments	17	31
Other non-current liabilities	99	100
Total non-current liabilities	5,377	5,790
Total Liabilities	6,236	6,330
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 185,407,326 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 65,343,576, Class D 42,738,750) at March 31, 2018 and 184,780,837 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 64,717,087, Class D 42,738,750) at December 31, 2017	1	1
Additional paid-in capital	1,827	1,843
Accumulated deficit	(53)	(69)
Accumulated other comprehensive loss	(20)	(28)
Noncontrolling interest	371	412
Total Stockholders' Equity	2,126	2,159
Total Liabilities and Stockholders' Equity	$8,362	$8,489

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2018	2017
	(In millions)
Cash Flows from Operating Activities
Net loss	$—	$(2)
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(4)	(19)
Distributions from unconsolidated affiliates	13	16
Depreciation and amortization	81	77
Amortization of financing costs and debt discounts	7	5
Amortization of intangibles and out-of-market contracts	17	17
Adjustment for debt extinguishment	—	2
Changes in deferred income taxes	(1)	(1)
Changes in derivative instruments	(23)	(8)
Loss on disposal of asset components	2	3
Changes in prepaid and accrued liabilities for tolling agreements	(36)	(36)
Changes in other working capital	9	10
Net Cash Provided by Operating Activities	65	64
Cash Flows from Investing Activities
Payments for the Drop Down Assets	(42)	(131)
Capital expenditures	(18)	(6)
Cash receipts from notes receivable	4	4
Return of investment from unconsolidated affiliates	14	16
Investments in unconsolidated affiliates	(6)	(7)
Other	4	—
Net Cash Used in Investing Activities	(44)	(124)
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	30	14
Net distributions and return of capital to NRG prior to the acquisition of Drop Down Assets	—	(21)
Proceeds from the issuance of common stock	10	7
Payments of dividends and distributions	(55)	(48)
Payments of debt issuance costs	—	(3)
Proceeds from the revolving credit facility	20	—
Proceeds from the issuance of long-term debt	14	41
Payments for long-term debt	(79)	(105)
Net Cash Used in Financing Activities	(60)	(115)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(39)	(175)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	316	498
Cash, Cash Equivalents and Restricted Cash at End of Period	$277	$323

Appendix Table A-1: Three Months Ended March 31, 2018, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	27	(8)	8	(27)	—
Plus:
Income Tax Benefit	—	—	—	(1)	(1)
Interest Expense, net	7	23	2	22	54
Depreciation, Amortization, and ARO	26	51	5	—	82
Contract Amortization	1	15	1	—	17
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non-recurring charges	1	1	—	—	2
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	30	—	—	34
Adjusted EBITDA	66	112	16	(5)	189

Appendix Table A-2: Three Months Ended March 31, 2017, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	20	(3)	6	(25)	(2)
Plus:
Income Tax Benefit	—	—	—	(1)	(1)
Interest Expense, net	12	39	3	21	75
Depreciation, Amortization, and ARO	24	49	5	—	78
Contract Amortization	1	15	1	—	17
Loss on Debt Extinguishment	—	2	—	—	2
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non-recurring charges	2	1	—	—	3
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	10	—	—	13
Adjusted EBITDA	62	113	15	(4)	186

Appendix Table A-3: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended
($ in millions)	3/31/18	3/31/17
Adjusted EBITDA	189	186
Cash interest paid	(75)	(80)
Changes in prepaid and accrued liabilities for tolling agreements	(36)	(36)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(38)	(33)
Distributions from unconsolidated affiliates	13	13
Changes in working capital and other	12	14
Cash from Operating Activities	65	64
Changes in working capital and other	(12)	(14)
Return of investment from unconsolidated affiliates	14	16
Net contributions from non-controlling interest[12]	11	9
Maintenance capital expenditures[13]	(7)	(4)
Principal amortization of indebtedness[14]	(79)	(75)
Cash receipts from notes receivable[15]	4	4
Cash Available for Distribution	(4)	—

12 Excludes $19 million of contributions in Q1 2018 related to initial funding of Buckthorn Solar tax equity partnership
13 Net of allocated insurance proceeds
14 Excludes $30 million in Q1 2017 for SPP discretionary debt retirements made by NRG as reflected in the financial due to common control
15 Reimbursement of network upgrades

Appendix Table A-4: Three Months Ended March 31, 2018, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2018:

Three Months Ended
($ in millions)	3/31/18
Sources:
Net Cash Provided by Operating Activities	65
Net contributions from noncontrolling interests	30
Proceeds from the revolving credit facility	20
Proceeds from the issuance of long-term debt	14
Return of investment from unconsolidated affiliates	14
Proceeds from the issuance of common stock	10
Other net cash inflows	8

Uses:
Payments for long-term debt	(79)
Payments for the Drop Down Assets	(42)
Payment of dividends and distributions	(55)
Capital expenditures	(18)
Investments in unconsolidated affiliates	(6)

Change in total cash, cash equivalents, and restricted cash	(39)

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2018 Full Year Guidance
Net Income[16]	125
Income Tax Expense	25
Interest Expense, net	310
Depreciation, Amortization, and Accretion Expense	405
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	85
Adjusted EBITDA	950
Cash interest paid	(286)
Adjustment to reflect Walnut Creek investment payments	(2)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(188)
Cash distributions from unconsolidated affiliates	125
Cash from Operating Activities	599
Net contributions from non-controlling interest	6
Maintenance capital expenditures[17]	(32)
Principal amortization of indebtedness	(306)
Cash receipts from notes receivable[18]	13
Cash Available for Distribution	280
16 Net Income guidance assumes $0 impact for mark-to-market accounting for derivatives and Hypothetical Liquidation at Book Value (HLBV) adjustments for equity method investments
17 Net of property damage insurance proceeds to replace equipment
18 Reimbursement of network upgrades

Appendix Table A-6: Adjusted EBITDA and Cash Available for Distribution Drop Downs

($ in millions)	Buckthorn Solar Drop Down - 5 Year Average from 2019-2022	UPMC - 5 Year Average from 2019-2023	Tulare - 5 Year Average from 2019-2023
Net Income	1	2	0.6
Interest Expense, net	6	3	—
Depreciation, Amortization, and ARO	8	3	0.6
Adjusted EBITDA	15	8	1.2
Cash interest paid	(6)	(4)	—
Cash from Operating Activities	9	4	1.2
Distributions to non-controlling interest	(2)	—	—
Principal amortization of indebtedness	(3)	—	—
Estimated Cash Available for Distribution	4	4	1.2

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is Adjusted EBITDA plus cash distributions from unconsolidated affiliates, cash receipts from notes receivable, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, and changes in prepaid and accrued capacity payments. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe Cash Available for Distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to cash available for distribution is cash from operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non GAAP measure and should not be considered an alternative to cash from operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash from operating activities.